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                                  BYLAWS OF

                          KLEINERT INDUSTRIES, INC.

                          (A California Corporation)

                                  ARTICLE I

                            SHAREHOLDERS' MEETINGS

Section 1. TIME. An annual meeting for the election of directors and for the transaction of any other proper business shall be held on the first (1st) day of August of each year or if such day falls on a weekend or a holiday, then on the next succeeding business day. Any special meetings shall be held on the date and at the time as the Board of Directors shall from time to time fix.

Section 2. PLACE. Annual meetings and special meetings shall be held at such places, within or without the State of California, as the Directors may, from time to time, fix. Whenever the Directors shall fail to fix such place, the meetings shall be held at the principal executive office of the corporation.

Section 3. CALL. Annual meetings may be called by the Board of Directors, by the Chairman of the Board, if any, Vice Chairman of the Board, if any, the President, the Secretary, or by any officer instructed by the Board of Directors to call the meeting. Special meetings may be called in like manner and by the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting being called in the following manner. Upon request in writing to the Chairman of the Board, the President, any Vice President or the Secretary by any person(s), firm(s) and/or entity(ies) (other than the Board) entitled to call a special meeting of shareholders, the officer to whom such request is delivered shall as soon as reasonably possible cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person(s), firm(s) and/or entity(ies) calling the meeting, which time shall not be less than thirty-five (35) nor more than sixty (60) days after the receipt of the request unless the request indicates that a longer or shorter period is necessary. If the notice is not given within twenty (20) days after receipt of the request, the persons entitled to call the meeting may give the notice.

Section 4. NOTICE. Written notice stating the place, day and hour of each meeting, and, in the case of a special meeting, the general nature of the business to be transacted or, in the case of an annual meeting, those matters which the Board of Directors, at the time of mailing of the notice, intends to present for action by the shareholders, shall be given not less than ten (10) days (or not less than any such other minimum period of days as may be


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prescribed by the General Corporation Law of the State of California - the
"General Corporation Law") or more than sixty (60) days (or more than an such maximum period of days as may be prescribed by the General Corporation Law)

before the date of the meeting, by mail, personally, or by other means of written Communication, charges prepaid by or at the direction of the Board of Directors, the President, the Secretary or the officer or persons calling the meeting, addressed to each shareholder calling the meeting, addressed to each shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the said Principal executive office is located. Such notice shall be deemed to have been given at the time when delivered personally or when deposited in the United States mail with first class postage thereon prepaid, or sent by other means of written communication addressed to the shareholder at his address, as it appears on the stock transfer books of the corporation. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election. At an annual meeting of shareholders, any matter relating to the affairs of the corporation, whether or not stated in the notice of the meeting, may be brought up for action except matters which the General Corporation Law requires to be stated in the notice of the meeting. The notice of any annual or special meeting shall also include, or be accompanied by, any additional information, or documents prescribed by the General Corporation Law. When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken; provided that, if after the adjournment a new record date is fixed for the adjourned meeting, or if more than forty-five (45) days pass from the date of the original meeting, a notice of the adjourned meeting shall be given to each shareholder. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

Section 5. CONSENT. The transaction of any meeting, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the shareholders or his proxy signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting constitutes a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting in writing, to the transaction of any business because the meeting is not lawfully called or convened
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and except that attendance at a meeting shall not constitute a waiver of any right to object to the consideration of matters required by the General Corporation Law to be included in the notice but not so included, if such objection is expressly made at the meeting in writing. Except as otherwise provided in subdivision (f) of Section 601 of the General Corporation Law, neither the business to be transacted at nor the purpose of any regular or special meeting need be specified in any written waiver of notice.

Section 6. CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting -- the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen b the shareholders. The Secretary of the corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

Section 7. PROXY REPRESENTATION. Every shareholder may authorize another person or persons to act as his, her or its proxy at a meeting or by written consent. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it prior to the vote or written consent pursuant thereto, except as otherwise provided by the General Corporation Law. As used herein, a "proxy" shall be deemed to mean a written authorization, signed by a shareholder or a shareholder's attorney in fact, giving another person or persons other than the shareholder the power to vote"or consent in writing with respect to the shares of such shareholder; and "signed" as used herein shall be deemed to mean the placing of such shareholder's name on the proxy by the shareholder or the shareholder's attorney in fact, whether by manual signature, typewriting, telegraphic transmission or otherwise. Where applicable, the form of any proxy shall comply with the provisions of Section 604 of the General Corporation Law.

Section 8. INSPECTORS - APPOINTMENT. In advance of any meeting, the Board of Directors may appoint inspectors of election to act. at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or, if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented shall determine whether one or three inspectors are to be appointed. The

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inspectors of election shall determine the number of shares outstanding and the voting power of each and determine the shares represented at the meeting; determine the existence of a quorum and the authenticity, validity, and effect of proxies; receive votes, ballots, if any, or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when the polls shall close; determine the result; and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three (3) inspectors of election, the decision, act, or certificate of a majority shall be effective in all respects as the decision, act, or certificate of all.

Section 9. SUBSIDIARY CORPORATIONS. Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation, the shares of which possessing more than twenty-five percent (25%) of the total combined voting power of all classes of shares entitled to vote, are owned by this corporation, directly or indirectly, including, but not limited to, through one or more subsidiaries of this corporation.

Section 10. QUORUM; VOTE; WRITTEN CONSENT. The holders of a majority of the voting shares shall constitute a quorum at a meeting of shareholders for the transaction of any business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken, other than adjournment, is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented thereat, but no other business may be transacted except as hereinbefore provided.

                  In the election of directors, a plurality of the votes cast shall elect. No shareholder shall be entitled to exercise the right of cumulative voting at a meeting for the election of directors unless the candidate's name or the candidates, names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for such candidates in nomination.

                  Except as otherwise provided by the General Corporation Law, the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting at which a quorum is present shall be authorized by the affirmative vote of a majority of the shares represented at the meeting.

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                  Except in the election of directors by written consent in lieu of a meeting, and except as may otherwise be provided by the General Corporation Law, the Articles of Incorporation or these Bylaws, any action which may be taken at any annual or special meeting may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors. Notice of shareholder approval, pursuant to Sections 310, 317, 1201 or 2007, without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing.

Section 11. BALLOT. Elections of directors at a meeting need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins. In all other matters, voting need not be by ballot.


                                  ARTICLE II

                              BOARD OF DIRECTORS

Section 1. FUNCTIONS. The business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of its Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, firm or entity provided that the business and affairs of the corporation shall be managed and all corporate powers shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any lawful capacity.

                  Each director shall exercise such powers and otherwise perform such duties in good faith, in the manner such director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

                  Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board of Directors shall have the following powers in addition to the other powers enumerated in these Bylaws:

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                           (a) To select and remove all the other officers,
agents, and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, the Articles of Incorporation or these Bylaws, fix their compensation, and require from them security for faithful service.

                           (b) To conduct, manage and control the affairs and
business of the corporation and to make such rules and regulations therefor not inconsistent with law, the Articles of Incorporation or these Bylaws, as they may deem best.

                           (c) To adopt, make, and use a corporate seal and to
prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as, in their judgment, they may deem best.

                           (d) To authorize the issuance of shares of stock of
the corporation from time to time, upon such terms and for such considerations as may be lawful.

                           (e) To borrow money and incur indebtedness for the
purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgage, pledges, hypothecations, or other evidences of debt and securities therefor.


                           (f) To fill all vacancies in the Board of Directors
not filled by the shareholders.


                                                       SEE AMENDMENTS IN MINUTES

Section 2. QUALIFICATIONS AND NUMBER. A director need not be a shareholder of the corporation, resident or citizen of the United States, or a resident of the State of California. The authorized number of directors constituting the Board of Directors until further changed shall be five (5). Thereafter, the authorized number of directors constituting the Board of Directors shall be at least three
(3), provided that, whenever the corporation shall have only two (2) shareholders, the number of directors may be at least two (2), and, whenever the corporation shall have only one (1) shareholder, the number of directors may be at least one (1). Subject to the foregoing provisions, the number of directors may be charged from time to time by an amendment of these Bylaws adopted by the shareholders. Any such amendment reducing the fixed number or the minimum number of directors to fewer than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in writing in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote. No decrease in the authorized number of directors shall have the effect of shortening the term of any incumbent director.

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Section 3. ELECTION AND TERM. The initial Board of Directors shall consist of the persons elected at the meeting of the incorporator(s), all of whom shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier resignation or removal from office. Thereafter, directors who are elected to replace any or all of the members of the initial Board of Directors or who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier resignation, removal from office, or death. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, any vacancies in the Board of Directors, including vacancies resulting from an increase in the authorized number of directors which have not been filled by the shareholders, including any other vacancies which the General Corporation Law authorizes directors to fill, and including vacancies resulting from the removal of directors which are not filled at the meeting of shareholders at which any such removal has been effected, if the Articles of Incorporation or a Bylaw adopted by the shareholders so provides, may be filled by the vote of a majority of the directors then in office or of the sole remaining director, although less than a quorum exists. Any director may resign effective upon giving written notice to the Chairman of the Board, in any, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to the office when the resignation becomes effective.


                  The shareholders may elect a director at any time to fill any vacancy which the directors are entitled to fill, but which they have not filled. Any such election by written consent shall require the consent of a majority of the shares.

Section 4. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The corporation may indemnify any director, officers agent or employee as to those liabilities and on those terms and conditions as are specified in Section 317 of the General Corporation Law. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Section 5.  MEETINGS.

                  TIME. Meetings shall be held at such time as the Board of Directors shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

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                  PLACE. Meetings may be held at any place, within or without the State of California, which has been designated in any notice of the meeting, or, if not stated in said notice, or, if there is no notice given, at the place designated by resolution of the Board of Directors.

                  CALL. Meetings may be called by the Chairman of the Board, if any, by the President, by any Vice President or Secretary, or by any two (2) directors, or if there are only two directors, the meeting may be called by any one (1) director.

                  NOTICE AND WAIVER THEREOF. No notice shall be required for regular meetings for which the time and place have been fixed by the Board of Directors. Special meetings shall be held upon at least four (4) days' notice by mail or upon at least forty-eight (48) hours' notice delivered personally or by telephone or telegraph. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement in writing, the lack of notice to such director. A notice or waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

Section 6. SOLE DIRECTOR PROVIDED BY ARTICLES OF INCORPORATION. In the event only one (1) director is required by the Bylaws or Articles of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the directors shall be deemed to refer to such notice, waiver, etc., by such sole director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to a Board of Directors.


Section 7. QUORUM AND ACTION. A majority of the authorized number of directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum provided such majority shall constitute at least either one-third (1/3) of the authorized number of directors or at least two (2) directors, whichever is larger, or unless the authorized number of directors is only one (1). A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors, if any, who were not present at the time of the adjournment. Except as the Articles of Incorporation, these Bylaws and the General Corporation Law may otherwise provide, the act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors. Members of the Board of Directors may participate in a meeting through use of conference telephone or

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similar communications equipment, so long as all members participating in such meeting can hear one another, and participation by such use shall be deemed to constitute presence in person at any such meeting.

                  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action which may be taken is approved by at least a majority of the required quorum for such meeting.

Section 8. CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, the Vice Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any director chosen by the Board of Directors, shall preside.

Section 9. REMOVAL OF DIRECTORS. The entire Board of Directors or any individual director may be removed from office without cause by approval of the holders of at least a majority of the shares provided, that unless the entire Board of Directors is removed, an individual director shall not be removed when the votes cast against such removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election of directors at which the same total number of votes were cast (or, if such action is taken by written consent in lieu of a meeting, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected. If any or all directors are so removed, new directors may be elected at the same meeting or by such written consent. The Board of Directors may declare vacant the office of any director who has been declared of unsound mind by an order of court or convicted of a felony.

Section 10. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the authorized number of directors, may designate one (1) or more committees, each consisting of two (2) or more directors to serve at the pleasure of the Board of Directors. The Board of Directors may designate one (1) or more directors as alternate members of any such committee, who may replace any absent member at any meeting of such committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors except such authority as may not be delegated by the provisions of the General Corporation Law.

Section 11. INFORMAL ACTION. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents,

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or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 12. WRITTEN ACTION. Any action required or permitted to be taken may be taken without a meeting if all of the members of the Board of Directors shall individually or collectively consent in writing to such action. Any such consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

                                 ARTICLE III

                                   OFFICERS

Section 1. OFFICERS. The officers of the corporation shall be a Chairman of the Board or a President or both, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices.

Section 2. ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provides in the Bylaws or as the Board of Directors may from time to time determine.

Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board of Directors, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

                  Any officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 8. VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

Section 9. SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Shareholders' meetings and the proceedings thereof.


                  The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

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                  The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the Bylaws to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 10. CHIEF FINANCIAL OFFICER. This officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of account shall at all reasonable times be open to inspection by any director.

                  This officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all his transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

                                  ARTICLE IV

                     CERTIFICATES AND TRANSFERS OF SHARES

Section 1. CERTIFICATES FOR SHARES. Each certificate for shares of the corporation shall set forth therein the name of the record holder of the shares represented thereby, the number of shares and the class or series of shares owned by said holder, the par value, if any, of the shares represented thereby, and such other statements, as applicable, prescribed by Sections 416 - 419, inclusive, and other relevant sections of the General Corporation Law and such other statements as applicable, which may be prescribed by the Corporation Securities Law of the state of California and any other applicable provisions of the law. Each such certificate issued shall be signed in the name of the corporation by the Chairman of the Board, if any, or the Vice Chairman of the Board, if any, the President or a Vice President, if any, and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures on a certificate for shares may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate for shares shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

                  In the event that the corporation shall issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor, any such certificate for shares shall set forth thereon the statements prescribed by Section 409 of the General Corporation Law.

Section 2. LOST OR DESTROYED CERTIFICATES FOR SHARES. The corporation may issue a new certificate for shares or for any other security, in the place of any other certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed. As a condition to such issuance, the corporation may require any such owner of the allegedly lost, stolen or destroyed certificate or any such owner's legal representative to give the corporation a bond, or other adequate security, sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3. SHARE TRANSFERS. Upon compliance with any provisions of the General Corporation Law and/or the Corporate Securities Law of 1968 which may restrict the transferability of shares, transfers of shares of the corporation shall be made on the record of shareholders of the corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes, if any, due thereon.

Section 4. RECORD DATE FOR SHAREHOLDERS. In order that the corporation may determine the shareholders entitled to notice of and to vote at any meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise an rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days or fewer than ten (10) days prior to the date of such meeting or more than sixty (60) days prior to any other action.

                  If the Board of Directors shall not have fixed a record date as aforesaid, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day, next preceding the day on which the meeting is held; the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the day of such other action, whichever is later.

                  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

                  Except as may be otherwise provided by the General Corporation Law, shareholders on the record date shall be entitled to notice, to vote, to receive any dividend, distribution or allotment of rights, or to exercise any rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

Section 5. REPRESENTATION OF SHARES IN OTHER CORPORATIONS. Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the Chairman of the Board, the President or any Vice President or any other person authorized by resolution of the Board of Directors.

Section 6. MEANING OF CERTAIN TERMS. As used in these Bylaws in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to assent or consent or dissent in writing in lieu of a meeting, as the case may be, the terms "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

                                  ARTICLE V

              EFFECT OF SHAREHOLDERS AGREEMENT-CLOSE CORPORATION

                  Any Shareholders' Agreement authorized by Section 300(b) shall only be effective to modify the terms of these Bylaws if this corporation elects to become a close corporation with appropriate filing of or amendment to its Articles of Incorporation as required by Section 202 and shall terminate when this corporation ceases to be a close corporation. Such an agreement cannot waive or alter Sections 158 (defining close corporations), 202 (requirement of

Articles of Incorporation), 500 and 501 (relative to distributions), 1111 (merger), 1201(e) (reorganization) or Chapters 15 (Records and Reports), 16 (Rights of Inspection), 18 (Involuntary Dissolution) or 22 (Crimes and Penalties). Any other provisions of the General Corporation Law or these Bylaws may be altered or waived thereby, but to the extent they are not so altered or waived, these Bylaws shall be applicable.

                                  ARTICLE VI

               CORPORATE CONTRACTS AND INSTRUMENT-HOW EXECUTED

                  The Board of Directors, except as the Bylaws otherwise provide, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authorization may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purposes or any amount, except as provided in Section 313 of the General Corporation Law.

                                 ARTICLE VII

                             CONTROL OVER BYLAWS

                  After the initial Bylaws of this corporation shall have been adopted by the incorporator(s) of the corporation, the Bylaws may be amended or repealed or new Bylaws may be adopted by the shareholders entitled to exercise a majority of the voting power or by the Board of Directors; provided, however, that the Board of Directors shall have no control over any Bylaw which fixes or changes the authorized number of directors of the corporation; provided, further, that any control over the Bylaws herein vested in the Board of Directors shall be subject to the authority of the aforesaid shareholders to amend or repeal the Bylaws or to adopt new Bylaws; and provided further that any Bylaw amendment or new Bylaw which changes the fixed number or minimum number of directors to fewer than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote.

                                 ARTICLE VIII

                     BOOKS AND RECORDS - STATUTORY AGENT

Section 1. RECORDS; STORAGE AND INSPECTION. The corporation shall keep at its principal executive office in the State of California, or, if its principal executive office is not in the State of California, at its principal business office in the State of California, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California, and, if the corporation has no principal business office in the State of California, it shall upon request of any shareholder furnish a copy of the Bylaws as amended to date.

                  The corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees, if any, of the Board of Directors. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Such minutes shall be in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.

Section 2. RIGHTS OF INSPECTION. Every director shall have the absolute right at any reasonable time to inspect and copy, at his sole cost and expense, all books, records, and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

Section 3.  INSPECTION OF CORPORATE RECORDS.

                  A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who holds or hold at least one percent (1%) of such voting shares and has or have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have an absolute right to do either or both of the following:

                           (a) Inspect and copy at his or their sole cost and
expense the record of shareholders' names and addresses and shareholdings during usual business hours upon five (5) business days' prior written demand upon the corporation; or

                           (b) obtain from the transfer agent, if any, for the
corporation, upon five (5) business days' prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders, names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand.

                  The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interest as a shareholder or holder of a voting trust certificate.

                  The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and committees of the Board of Directors shall be open to inspection upon written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interest as a shareholder or as a holder of such voting trust certificate.

                  Any inspection and copying authorized by this Section may be made in person or by agent or attorney.

Section 4. RECORD OF PAYMENTS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5. ANNUAL REPORT. Whenever the corporation shall have fewer than one hundred shareholders, the Board of Directors shall not be required to cause to be sent to the shareholders of the corporation the annual report prescribed by
Section 1501 of the General Corporation Law unless it shall determine that a useful purpose would be served by causing the same to be sent or unless the Department of Corporations, pursuant to the provisions of the Corporate Securities Law of 1968, shall direct the sending of the same.

Section 6. AGENT FOR SERVICE. The name and address of the agent for service of process within the State of California is Bradley Call, 21550 Oxnard Street, Suite 570, Woodland Hills, CA 91367.

                                  ARTICLE IX

                                   OFFICES

Section 1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the corporation is hereby fixed and located at 21550.
Oxnard Street, Suite 570, Woodland Hills, CA 91367.

                  The Board of Directors is hereby granted full power and authority to change said principal executive office from one location to another. Any such change shall be noted on the Bylaws opposite this Section or this Section may be amended to state the new location.

Section 2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places.

                      RESOLUTIONS OF THE SHAREHOLDERS OF

                          KLEINERT INDUSTRIES, INC.

                  In accordance with the provisions of the Bylaws of the Corporation and the California General Corporation Law, the shareholders are authorized to take action by unanimous written consent without a meeting.

                  The sole shareholder hereby adopts, by written consent, the following resolutions:

                  WHEREAS, the shareholder has received a letter of resignation from David Amsterdam from his position on the Board of Directors of this Corporation, and;

                  WHEREAS, the shareholder has accepted the resignation of David Amsterdam from the Board of Directors of this Corporation;

                  NOW, THEREFORE, BE IT RESOLVED: That David Amsterdam be removed from the Board of Directors of Kleinert Industries, Inc.

                  WHEREAS, there now exists a vacancy on the Board of Directors; and

                  WHEREAS, it has been determined to be in the best interest of the corporation to amend the Bylaws of the corporation to decrease the authorized number of directors from five (5) to four (4).

                  NOW, THEREFORE, BE IT RESOLVED: That Section 2 of Article II of the Bylaws of the corporation be, and hereby is, amended to read as follows:
                                     -19-

                  "Section 2. QUALIFICATIONS AND NUMBER ... The authorized number of directors constituting the Board of Directors until further changed shall be four (4) ...

                  The Secretary of the corporation is hereby directed to file this written consent and the resolutions adopted hereby with the Minutes of the proceedings of the shareholders.

                  EFFECTIVE:   November 2, 1989

                                         KLEINERT UNTERNEHMUNGEN HOLDING AG

                                         By: /s/ V. Kleinert
                                             ----------------

                                     -20-